UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2011

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) requires registrants to hold a non-binding shareholder advisory vote regarding the frequency of voting on executive compensation (“say-on-pay”). The voting frequency can be every year, every two years or every three years.

At the Annual Meeting of the Shareholders of Electro Scientific Industries, Inc. (“ESI”) held on August 11, 2011, approximately 92% of the shares voting on the matter voted in favor of an annual frequency for say-on-pay votes. On November 10, 2011, ESI’s Board of Directors approved an annual frequency for future say-on-pay votes. As a result, a say-on-pay vote will be held each year through 2017, when the next shareholder vote on the frequency of say-on-pay votes is required under the Exchange Act.

The results of the shareholder votes at the Annual Meeting were disclosed by ESI on a Current Report on Form 8-K filed on August 12, 2011 (the “Original Report”). This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing ESI’s decision on the frequency of future say-on-pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2011.

Electro Scientific Industries, Inc.
(Registrant)

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration,
Chief Financial Officer and Secretary

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